NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES FISCAL 2020 SECOND QUARTER LEASING AND UPDATE ON RENT COLLECTION

NEW YORK, NEW YORK (June 16, 2020) Griffin Industrial Realty, Inc. (Nasdaq: GRIF) (“Griffin”) announced the following updates on leasing and the impact of the COVID-19 pandemic on rent collections:

Leasing

Griffin reported the following for its industrial/warehouse portfolio for the three months ended May 31, 2020 (the “2020 second quarter”):

	Number of Leases	Square Feet	Weighted Average Term in Years	Weighted Avg. Lease Costs per SF per Year[1]	Weighted Average Rent Growth[2] Straight-Line Basis Cash Basis
New Leases	3	283,000	6.4	$0.89
Renewal Leases	2	126,000	4.4	$0.24
Total/Average	5	409,000	5.8	$0.69	21.4%	8.1%

Griffin’s industrial/warehouse portfolio’s percentage leased was as follows:

	May 31, 2020	Feb. 29, 2020
Percentage Leased	94.3%	94.9%
Percentage Leased – Stabilized Properties[3]	99.7%	99.1%

One of the new industrial/warehouse leases represents both an early renewal of approximately 101,000 square feet and an expansion into an additional approximately 201,000 square feet by an existing tenant in the Lehigh Valley of Pennsylvania, replacing a tenant that vacated as a result of an expiring lease. Additionally, an existing tenant in New England Tradeport (“NE Tradeport”), Griffin’s industrial park in Windsor and East

1Weighted average lease costs per square foot per year reflects total lease costs (tenant improvements and leasing commissions) per square foot per year of the lease term.

2 Weighted average rent growth reflects the percentage change of rental rates between the previous leases and the current leases weighted by the square footage of the new or renewal leases executed. The rental rate change on a straight-line basis represents average annual base rental payments on a straight-line basis for the term of each lease including free rent periods. Cash basis rent growth represents the change in starting rental rates per the lease agreement on new and renewed leases signed during the period, as compared with the previous ending rental rates for that same space.  The cash rent growth calculation excludes free rent periods. The change in rental rate calculations exclude leases with an initial term of less than 12 months and leases for first generation space on properties acquired or developed by Griffin.

3Stabilized properties reflect buildings that have reached 90% leased or have been in-service for at least one year since development completion or acquisition date, whichever is earlier. Stabilized properties exclude 160 and 180 International Drive in the Charlotte, North Carolina area that were completed in the 2019 fourth quarter and were 37.1% leased as of February 29, 2020 and May 31, 2020 and 170 Sunport Lane, which was acquired in the 2020 second quarter and was 25.9% leased as of May 31, 2020.

Granby, Connecticut, entered into a lease to expand into an additional 59,000 square feet to replace a tenant vacating that space as a result of an expiring lease. The other new lease reflects a tenant that will relocate from approximately 11,000 square feet in one of Griffin’s office/flex buildings into approximately 22,000 square feet in NE Tradeport that was vacated on February 29, 2020 as a result of a lease expiration. Also in the 2020 second quarter, a lease aggregating approximately 24,000 square feet of industrial/warehouse space in NE Tradeport was renewed. Additionally, as previously reported in the 2020 second quarter, Griffin acquired 170 Sunport Lane, a mostly vacant approximately 68,000 square foot industrial/warehouse building in Orlando, Florida. As of May 31, 2020, Griffin’s thirty industrial/warehouse buildings aggregated approximately 4,206,000 square feet and represented 91% of Griffin’s total real estate portfolio.

For Griffin’s office/flex portfolio, two leases aggregating approximately 17,000 square feet expired in the 2020 second quarter and were not renewed and a tenant that leased approximately 11,000 square feet of office/flex space agreed to relocate into an industrial/warehouse space in NE Tradeport, as discussed above. Griffin’s twelve office/flex buildings, which aggregate approximately 433,000 square feet and represent 9% of Griffin’s total real estate portfolio, were 65.2% leased as of May 31, 2020, as compared to 71.7% leased as of February 29, 2020.

Griffin’s total real estate portfolio of approximately 4,639,000 square feet was 91.6% leased as of May 31, 2020 (96.2% leased excluding 160 and 180 International Drive and 170 Sunport Lane) as compared to a portfolio of 4,570,000 square feet that was 92.7% leased as of February 29, 2020 (96.4% leased excluding 160 and 180 International Drive).

Rent Collections/COVID-19 Impact

Griffin is also reporting on the impact of the COVID-19 pandemic on its business. Griffin collected essentially 100% of April rent, 98% of May rent and 98% of June rent through June 15. In the first several weeks after the onset of the COVID-19 pandemic in the United States in March, Griffin received rent relief requests from tenants representing 22% of total monthly rent. Griffin has not received any new requests for rent relief subsequent to April 30. Griffin is currently in rent relief discussions with: (i) two tenants (both subsidiaries of a Fortune 500 company) that represent 3% of Griffin’s total monthly rent to enter into long-term renewal agreements (in excess of 36 months) in exchange for rent relief effectively equal to two months of forgiven rent; and (ii) a tenant that represents approximately 0.4% of Griffin’s total monthly rent to defer three months of rent. No final agreements have been executed with any of these three tenants, but based on the discussions described above, the anticipated amount of rent relief granted in total would equate to less than 1% of Griffin's total annual rent. All other requests for rent relief were either denied by Griffin or the tenants withdrew their requests.

About Griffin

Griffin is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/warehouse properties. Griffin currently owns 42 buildings totaling approximately 4.6 million square feet (approximately 4.2 million of which is industrial/warehouse space) in Connecticut, Pennsylvania, North Carolina and Florida in addition to over 3,400 acres of undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include Griffin’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the outcome of discussions regarding rent relief with certain tenants. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved.

The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019 and the “Risk Factors” section in Griffin’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2020. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.